EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	Date: March 14, 2019	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer

Date:	Date: March 14, 2019	By:	/s/ Daphne D. Kelley
Daphne D. Kelley
Executive Vice President and Chief Financial Officer